UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 14, 2007

SMF ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-21825	65-0707824
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 W. Cypress Creek Rd., Suite 400 Fort Lauderdale, Florida		33309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (954) 308-4200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On February 14, 2007, contemporaneously with the merger of Streicher Mobile Fueling, Inc. (“Streicher”) with and into SMF Energy Company (the “Company”), the Company entered into an Assumption Agreement and Eighth Amendment to the Loan and Security Agreement (the “Eighth Amendment”) with its primary lender, Wachovia Bank, N. A. (the “Bank), pursuant to which, among other things, the Company assumed all of Streicher’s obligations as borrower under the Loan and Security Agreement and the other Financing Agreements (as defined in the Eighth Amendment) to which Streicher is a party.

On February 15, 2007, the Company entered into a Ninth Amendment to the Loan and Security Agreement (the “Ninth Amendment”) with the Bank, which, among other things extended the maturity date of the Loan and Security Agreement from September 25, 2007 to June 30, 2008 and modified certain financial covenants. Copies of the Eighth and Ninth Amendments are attached hereto as Exhibits 10.1 and 10.2 and are incorporated by reference herein.

On February 14, 2007, the Company entered into a Fourth Amendment to Warrant Purchase Agreement and Stock Purchase Warrant (the “Fourth Amendment”) with Triage Capital Management, L.P. (“TCM”) and Triage Capital Management B, L.P. (“TCM B”) whereby the Company agreed to extend the warrant exercise period for the warrants issued by the Company on June 30, 2006 (the “Warrants’) to certain institutional investors, namely Triage Offshore Fund, Ltd., TCM and TCM B (collectively, the “Investors”) from February 14, 2007 to March 31, 2007, and to lower the exercise price of the Warrants to $1.52 per share. The Investors hold promissory notes issued by the Company on August 29, 2003 (the “August Notes”) and January 25, 2005 (the “January Notes”)(collectively, the “Notes”). Pursuant to the Warrant Purchase Agreement dated June 30, 2006 (the “Agreement”) with the Investors, the Company issued the Warrants to the Investors to purchase an aggregate of 1,057,283 shares of the Company’s common stock at $2.54 per share for a period of three months in exchange for the suspension of the Company’s obligation to make payments of principal during the original three month term of the Warrants and the waiver by the Investors of one-half of the pre-payment penalty on the Notes.

In exchange for the extension and the lowering of the exercise price of the Warrants, the Investors have agreed to extend the Company’s obligation to make payments of principal on the August Notes presently held by TCM from February 28, 2007 to August 28, 2007, at which point the Company will be required to pay the scheduled principal payments as well as suspended principal payments. Notwithstanding the most recent extension of the warrant exercise period to March 31, 2007 and the lowering of the exercise price of the Warrants to $1.52 per share, the Company has agreed that it will make the principal payments of the January Notes held by the Investors as originally scheduled.

As provided in the Agreement, the Company has registered the offer and sale of the shares underlying the Warrants under the Securities Act of 1933, as amended. The exercise price of the Warrants can be paid only by an exchange of the outstanding principal, interest and pre-payment penalty on the Notes at the time of exercise. Except for the extension of the exercise period and the lowering of the price of the Warrants, the Warrants and the Agreement remain unchanged. The Agreement and Form of Warrant were filed as exhibits to the Company’s report on Form 8-K dated June 30, 2006. A copy of the Fourth Amendment is attached hereto as Exhibit 10.3 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description

10.1
Assumption Agreement and Eighth Amendment to Loan and Security Agreement by and among SMF Energy Corporation, successor by merger to Streicher Mobile Fueling, Inc., SMF Services, Inc., H & W Petroleum Company, Inc. and Wachovia Bank, National Association, successor by merger to Congress Financial Corporation (Florida) dated February 14, 2007.

10.2
Ninth Amendment to Loan and Security Agreement by and among SMF Energy Corporation, successor by merger to Streicher Mobile Fueling, Inc., SMF Services, Inc., H & W Petroleum Company, Inc. and Wachovia Bank, National Association, successor by merger to Congress Financial Corporation (Florida) dated February 15, 2007.

10.3	Fourth Amendment to Warrant Purchase Agreement and Stock Purchase Warrant between SMF Energy Corporation, Triage Capital Management, L.P. and Triage Capital Management B L.P. dated February 14, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2007	SMF ENERGY CORPORATION

	By:	/s/ Richard E. Gathright
Richard E. Gathright, President and CEO

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

10.1
Assumption Agreement and Eighth Amendment to Loan and Security Agreement by and among SMF Energy Corporation, successor by merger to Streicher Mobile Fueling, Inc., SMF Services, Inc., H & W Petroleum Company, Inc. and Wachovia Bank, National Association, successor by merger to Congress Financial Corporation (Florida) dated February 14, 2007.

10.2
Ninth Amendment to Loan and Security Agreement by and among SMF Energy Corporation, successor by merger to Streicher Mobile Fueling, Inc., SMF Services, Inc., H & W Petroleum Company, Inc. and Wachovia Bank, National Association, successor by merger to Congress Financial Corporation (Florida) dated February 15, 2007.

10.3	Fourth Amendment to Warrant Purchase Agreement and Stock Purchase Warrant between SMF Energy Corporation, Triage Capital Management, L.P. and Triage Capital Management B L.P. dated February 14, 2007.